Exhibit 99.1

USG Corporation Reports First Quarter 2015 Results

First Quarter 2015 vs. First Quarter 2014

Business Highlights

  Net sales increase 7% to $909 million
  United States Gypsum operating profit margin improvement of 270 basis points to 13.8%
  United States Ceilings operating profit margin improvement of 630 basis points to 16.5%
  Entered into agreement to sell GTL ships for $42 million

CHICAGO--(BUSINESS WIRE)--April 23, 2015--USG Corporation (NYSE:USG), a leading building products company, today reported results for the first quarter of 2015. “USG is off to a great start in 2015, led by the performance of our U.S. Gypsum and U.S. Ceilings businesses,” said James S. Metcalf, Chairman, President, and CEO. “We generated operating margin improvement in these businesses by achieving price increases, focusing on manufacturing cost control, and tailoring our spending on investments in these businesses.”

On a consolidated basis in the first quarter of 2015, net sales were $909 million, up 7 percent from the first quarter of 2014. Operating profit improved 15 percent to $76 million in the first quarter of 2015. The corporation’s adjusted operating profit was $84 million in the first quarter of 2015, which includes equity method investment income of $8 million from the USG Boral Building Products joint venture, compared to an adjusted operating profit of $69 million in the first quarter of 2014. USG generated $24 million in net income and $0.16 per diluted share in the first quarter of 2015. Adjusted net income and diluted earnings per share, which adjusts for costs incurred on a refinanced debt obligation, more than doubled in the first quarter of 2015 at $43 million and $0.29 cents per diluted share, respectively. A full reconciliation of adjusted net income to net income, adjusted earnings per share to earnings per share, and adjusted operating profit to operating profit is set forth on a schedule attached hereto.

The corporation’s Gypsum segment generated $68 million of operating profit in the first quarter of 2015, led by the United States Gypsum business that improved operating margins by 270 basis points. The United States Gypsum business realized improved volumes, lower costs, and also earned a wallboard price increase that was achieved in all channels that contributed $4 million of additional operating profit in the first quarter of 2015. Adjusting for $8 million in income from its non-core shipping business and a $7 million non-cash benefit in its mining business in the first quarter of 2014, the Gypsum segment realized $18 million of improved operating profit and 250 basis points of operating margin improvement.

“While weather conditions were more favorable, we also saw organic volume growth across all of our businesses. Our non-wallboard products in the Gypsum business also played a part in our first quarter success by generating $5 million of incremental profit,” Mr. Metcalf said.

USG announced that it has entered into agreements to sell the two ships in its non-core shipping business, Gypsum Transportation Limited (GTL), for $42 million. The sales of the ships are expected to close in April 2015.

The corporation’s Ceilings segment earned $21 million of operating profit in the first quarter of 2015, an increase of 40% over the first quarter of 2014, with United States Ceilings operating margins expanding by 630 basis points.

The corporation also revised its selling, general, and administrative (SG&A) spending outlook for the full year of 2015. “While we are seeing improvements in all of our end markets, we believe that this recovery will be more elongated than past housing and construction recoveries in the United States. To that end, we are scaling back our targeted SG&A spend in 2015 to improve free cash flow available for paying down debt,” Mr. Metcalf said. The corporation revised its projected full year 2015 SG&A expense downward by $20 million to $325 million.

“Our customers continue to recognize USG’s value proposition in the marketplace, and it’s this commitment to quality, service, and innovation that differentiates us from our competition, enables us to capture price premiums on our products, and positions the company for future success,” Mr. Metcalf said. “With demand increasing in all of our end markets in 2015, I am excited about our prospects for the full year.”

A conference call is being held today at 8:00 A.M. Central Time during which USG senior management will discuss the corporation’s operating results. The conference call will be webcast on the USG website, www.usg.com, in the Investor Relations section. The dial-in number for the conference call is 1-800-315-2944 in the United States and Canada (1-847-413-2929 for other international callers), and the pass code is 39347583. After the live webcast, a replay of the webcast will be available on the USG website. In addition, a telephonic replay of the call will be available until Thursday, May 7, 2015. The replay dial-in number is 1-888-843-7419 (1-630-652-3042 for international callers), and the pass code is 39347583.

USG Corporation

USG Corporation is a manufacturer and distributor of innovative, high-performance building systems through its United States Gypsum Company, USG Interiors, LLC, and L&W Supply Corporation subsidiaries and its USG Boral Building Products joint venture. Headquartered in Chicago, USG's worldwide operations serve the commercial, residential, and repair and remodel construction markets, enabling our customers to build the outstanding spaces where people live, work and play. USG wall, ceiling, exterior sheathing, flooring underlayment and roofing systems provide leading-edge building solutions, while L&W Supply branch locations efficiently stock and deliver building materials throughout the United States. USG Boral Building Products is a leading plasterboard & ceilings joint venture across Asia, Australasia, and the Middle East. USG and its subsidiaries are proud sponsors of the U.S. Olympic and Paralympic teams and the Canadian Olympic team. For additional information, visit www.usg.com.

Non-GAAP Financial Measures

In this press release, the corporation’s financial results are provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the corporation presents the non-GAAP financial measures adjusted operating profit, operating profit adjusted for results of GTL and non-cash benefit in its mining operations, adjusted net income, and adjusted earnings per basic share, which exclude certain items. In addition, adjusted operating profit includes the corporation’s income from its equity method investments, including the USG Boral Building Products joint venture. The non-GAAP financial measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help investors’ ability to analyze underlying trends in the corporation’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the corporation’s core operating results. Adjusted operating profit includes the income from the corporation's equity method investments, including the USG Boral Building Products joint venture, because management views the joint venture as a business unit, even though the corporation’s share of the joint venture is 50%. In addition, the corporation uses adjusted operating profit and adjusted net income as components in the measurement of incentive compensation. The non-GAAP measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For further information related to the corporation’s use of non-GAAP financial measures, and reconciliations to the nearest GAAP measures, see the schedules attached hereto.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Actual results may differ materially due to various other factors, including: economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence; capital markets conditions and the availability of borrowings under our credit agreement or other financings; our substantial indebtedness and our ability to incur substantial additional indebtedness; competitive conditions, such as price, service and product competition; shortages in raw materials; changes in raw material and energy costs; volatility in the assumptions used to determine the funded status of our pension plans; the loss of one or more major customers and our customers’ ability to meet their financial obligations to us; capacity utilization rates for us and the industry; our ability to expand into new geographic markets and the stability of such markets; our ability to successfully operate the joint venture with Boral Limited, including risks that our joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with our objectives; our ability to protect our intellectual property and other proprietary rights; changes in laws or regulations, including environmental and safety regulations; the satisfactory performance of certain business functions by third party service providers; our ability to achieve anticipated savings from cost reduction programs; the outcome in contested litigation matters; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release. Additional information concerning these and other factors may be found in our filings with the Securities and Exchange Commission, including the “Risk Factors” in our most recent Annual Report on Form 10-K.

USG CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2015	2014
Net sales	$909	$850
Cost of products sold	756	707
Gross profit	153	143

Selling and administrative expenses	77	77
Operating profit	76	66

Income from equity method investments	8	3
Interest expense	(43)	(47)
Interest income	1	1
Loss on extinguishment of debt	(19)	—
Gain on deconsolidation of subsidiaries and consolidated joint ventures	—	27
Other expense, net	(1)	—
Income from continuing operations before income taxes	22	50

Income tax benefit (expense)	2	(5)
Net income	$24	$45

Basic earnings per common share	$0.16	$0.33
Diluted earnings per common share	$0.16	$0.32

Average common shares	145,381,269	137,765,694
Average diluted common shares	147,176,197	146,920,819

USG CORPORATION
CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(Unaudited)

	As of	As of
	March 31, 2015	December 31, 2014

Assets
Cash and cash equivalents	$153	$228
Short-term marketable securities	61	96
Restricted cash	40	1
Receivables (net of reserves - $20 and $22)	456	404
Inventories	328	329
Income taxes receivable	3	3
Deferred income taxes	43	43
Other current assets	80	48
Total current assets	1,164	1,152
Long-term marketable securities	28	58
Property, plant and equipment (net of accumulated
depreciation and depletion - $1,901 and $1,885)	1,849	1,908
Deferred income taxes	17	19
Equity method investments	723	735
Other assets	125	122
Total assets	$3,906	$3,994

Liabilities and Stockholders' Equity
Accounts payable	$236	$290
Accrued expenses	199	220
Current portion of long-term debt	4	4
Income taxes payable	1	1
Deferred income taxes	2	—
Litigation settlement accrual	48	48
Total current liabilities	490	563
Long-term debt	2,202	2,205
Deferred income taxes	61	61
Pension and other postretirement benefits	490	491
Other liabilities	260	266
Total liabilities	3,503	3,586
Stockholders' Equity:
Preferred stock	—	—
Common stock	14	14
Treasury stock	(4)	—
Additional paid-in capital	3,015	3,014
Accumulated other comprehensive loss	(364)	(338)
Retained earnings (accumulated deficit)	(2,259)	(2,283)
Stockholders' equity of parent	402	407
Noncontrolling interest	1	1
Total stockholders' equity including noncontrolling interest	403	408
Total liabilities and stockholders' equity	$3,906	$3,994

Other Information:
Total cash and cash equivalents and marketable securities	$242	$382
Borrowing availability under existing credit facilities	341	291
Total Liquidity	$583	$673

USG CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(Unaudited)
	Three months ended March 31,
	2015	2014
Operating Activities
Net income	$24	$45

Adjustments to reconcile income from continuing operations to net cash:
Depreciation, depletion and amortization	36	38
Loss on extinguishment of debt	19	—
Share-based compensation expense	3	5
Deferred income taxes	1	1
Income from equity method investments	(8)	(3)
Gain on deconsolidation of subsidiaries and consolidated joint ventures	—	(27)
(Increase) decrease in working capital, net of deconsolidation of subsidiaries and consolidated joint ventures:
Receivables	(54)	(56)
Income taxes receivable	(1)	—
Inventories	(2)	(12)
Other current assets	1	(2)
Payables	(43)	(20)
Accrued expenses	(23)	(20)
Decrease in other assets	—	1
Decrease (increase) in pension and other postretirement benefits	6	(3)
Decrease in other liabilities	(4)	(9)
Other, net	3	(2)
Net cash used for operating activities	$(42)	$(64)

Investing Activities
Purchases of marketable securities	(21)	(49)
Sales or maturities of marketable securities	87	53
Capital expenditures	(29)	(34)
Net proceeds from asset dispositions	1	—
Investment in joint ventures, including $23 of cash of contributed subsidiaries in 2014	—	(557)
Insurance proceeds	—	2
Deposit of restricted cash	(39)	—
Net cash used for investing activities	$(1)	$(585)

Financing Activities
Issuance of debt	350	3
Repayment of debt	(368)	(1)
Payment of debt issuance fees	(6)	—
Issuance of common stock	3	2
Repurchases of common stock to satisfy employee tax withholding obligations	(8)	(5)
Net cash used for financing activities	$(29)	$(1)

		(continued)

USG CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(dollars in millions)
(Unaudited)
	Three months ended March 31,
	2015	2014

Effect of exchange rate changes on cash	(3)	(1)

Net decrease in cash and cash equivalents	$(75)	$(651)
Cash and cash equivalents at beginning of period	228	810
Cash and cash equivalents at end of period	$153	$159

Supplemental Cash Flow Disclosures:
Interest paid, net of interest capitalized	$50	$41
Income taxes paid, net of refunds received	1	6

Noncash Investing and Financing Activities:
Amount in accounts payable for capital expenditures	8	6
Contribution of wholly-owned subsidiaries and joint venture investments as consideration for investments in USG Boral Building Products	—	121

USG CORPORATION
CORE BUSINESS RESULTS
(dollars in millions)
(Unaudited)
	Three months ended March 31,

	2015	2014 (a)
Net Sales:
Gypsum:
United States	$477	$432
Canada	76	76
Mexico / Latin America	48	47
Gypsum Transportation Limited	10	21
Canadian Mining	—	—
Eliminations	(34)	(31)
Total	577	545
Ceilings:
United States	115	108
USG International	—	7
Canada	14	13
Mexico / Latin America	9	10
Eliminations	(15)	(13)
Total	123	125
Distribution:
L&W Supply	334	300
Eliminations	(125)	(120)
Total USG Corporation Net Sales	$909	$850

Operating Profit (Loss):
Gypsum:
United States	$66	$48
Canada	1	3
Mexico / Latin America	4	4
Gypsum Transportation Limited	—	8
Canadian Mining	(3)	2
Eliminations	—	—
Total	68	65
Ceilings:
United States	19	11
USG International	—	—
Canada	1	2
Mexico / Latin America	1	2
Total	21	15
Distribution:
L&W Supply	4	1
Corporate	(23)	(21)
Eliminations	6	6
Total USG Corporation Operating Profit	$76	$66

USG Boral Building Products (UBBP):
Net sales	$228	$89
Operating profit	23	10
Net income attributable to UBBP	16	6
USG share of income from UBBP	8	3

(a) Historical results have been recast to reflect the company's change in segments effective April 1, 2014.

USG CORPORATION
ROLLFORWARD of QUARTERLY ADJUSTED OPERATING PROFIT
(dollars in millions)
(Unaudited)

Adjusted operating profit - Non-GAAP measure - Three months ended March 31, 2014	$69
US Wallboard	13
US Surfaces and Substrates	5
US Tile and Grid	8
Distribution	3
USG-Boral Equity Income	5
Corporate and Eliminations	(2)
GTL	(8)
Q1 2014 Asset Retirement Obligation Adjustment	(7)
Canada, Mining, and Mexico	(2)
Adjusted operating profit - Non-GAAP measure - Three months ended March 31, 2015	$84

USG CORPORATION
RECONCILIATION of NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2015	2014
Operating profit - GAAP measure	$76	$66
Income from equity method investments	8	3
Adjusted operating profit - Non-GAAP measure	$84	$69

Net income attributable to USG - GAAP measure	$24	$45
Gain on deconsolidation of subsidiaries and consolidated joint ventures	—	(27)
Withholding tax on property contributed to USG Boral joint venture	—	1
Loss on extinguishment of debt	19	—
Adjusted net income attributable to USG - Non-GAAP measure	$43	$19

Earnings per average diluted common share - GAAP measure	$0.16	$0.32
Adjustments per average diluted common share:
Gain on deconsolidation of subsidiaries and consolidated joint ventures	—	(0.19)
Withholding tax on property contributed to USG Boral joint venture	—	0.01
Loss on extinguishment of debt	$0.13	—
Adjusted earnings per adjusted average diluted common share – Non-GAAP measure	$0.29	$0.14
Average diluted common shares – GAAP	147,176,197	146,920,819
Adjustment to remove common shares that would be antidilutive based on adjusted net income	—	(6,578,946)
Adjusted average diluted common shares – Non-GAAP	147,176,197	140,341,873

Q1 2014 Gypsum operating profit - GAAP measure		$65
Q1 2014 GTL operating profit		(8)
Q1 2014 Mining ARO adjustment		(7)
Q1 2014 Gypsum operating profit, as adjusted - Non-GAAP measure		$50

CONTACT:
USG Corporation
Media
Sasha Bigda, (312) 436-6511
sbigda@usg.com
or
Investors
Ryan Flanagan, (312) 436-5304
investorrelations@usg.com